EB2B COMMERCE, INC.

                                AGENCY AGREEMENT


eB2B Commerce, Inc.
757 Third Avenue, Suite 302
New York, New York 10017

April 4, 2001

Gentlemen:

          eB2B Commerce, Inc., a New Jersey corporation (the "Company"),

proposes to offer for sale to "accredited investors," in a private placement (the "Bridge Financing"), a minimum of 30 (the Minimum Offering") and a maximum of 70 (the "Maximum Offering") units (the "Units") at $100,000 per Unit, each Unit consisting of: (i) $100,000 principal amount of 7% convertible promissory notes (the "Notes") in the form attached hereto as Appendix A; and
(ii) two-year warrants (the "Warrants") in the form attached hereto as Appendix B to purchase 200,000 shares of the Company's common stock (the "Common Stock"). The Notes shall be convertible into either shares of Common Stock or shares of Series C Convertible Preferred Stock (the "Preferred Stock") having the rights and preferences set forth in the form of certificate of designation attached hereto as Appendix C (the "Designation"). The Maximum Offering may be increased by up to 30 Units to cover over-subscriptions by mutual agreement of the Company and the Placement Agents (as defined below). The Minimum Offering will be made on a "best efforts - all or none" basis and the balance of the Bridge Financing will be made on a "best efforts" basis.

     The Company also intends to undertake a $10,000,000 private placement of equity securities in the form of either convertible preferred stock, common stock or an equity line of credit (the "Securities") to institutional investors on terms to be negotiated among the Company, the investors and the Placement Agents (the "Private Placement"). The Bridge Financing and the Private Placement are collectively referred to herein as the "Placements." Commonwealth Associates, L P. ("Commonwealth") and Gruntal & Co., LLC ("Gruntal") will serve as placement agents (each, a "Placement Agent" and together, the "Placement Agents") in connection with the Placements. The Units and the Securities are being offered in accordance with Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act") and Regulation D promulgated thereunder.

     The Company has arranged with ComVest Venture Partners L.P. ("ComVest") for a line of credit (the "Credit Line") of up to an aggregate principal amount of up to $5,000,000, the maximum amount of the Credit Line to be determined on or prior to April 17, 2001. The Credit Line shall be on such terms and subject to such conditions as are set forth in the form of commitment letter attached hereto as Appendix D (the "Loan Commitment Letter"). In consideration of the Credit Line, the Company will issue to ComVest or its designees five-year warrants to purchase 2,000,000 shares of common stock of the Company for each $1,000,000 of Credit Line at an exercise price of $.50 per share (the "Loan Warrants"). Borrowings under the

Credit Line will be secured by all assets of the Company, including but not limited to its contract rights, intellectual property and other assets, and by a pledge all of the Company's shares of the capital stock of Netlan Merger Corp. ("Netlan"), a wholly-owned subsidiary of the Company. Borrowings under the Credit Line will be evidenced by convertible promissory notes in the form
attached  as  Appendix  D  hereto.   ComVest  and  its  transferees  shall  have
registration rights substantially identical to the investors in the Bridge Financing.

     The Company will prepare a term sheet for use in connection with the Bridge Financing (the "Term Sheet") and an executive summary for use in connection with the Private Placement (the "Summary"). The Term Sheet (including all exhibits thereto) and the Summary (including all exhibits thereto), together with the form of proposed subscription agreement between the Company and each subscriber for the Placements (the "Subscription Agreements") and the exhibits that are part of the Subscription Agreements are collectively referred to herein as the "Offering Documents." The Company will prepare and deliver to you a reasonable number of copies of the Offering Documents in form and substance satisfactory to you and your counsel.

     Each prospective investor subscribing to purchase Units in the Bridge Financing or Securities in the Private Placement (each a "Subscriber") will be required to deliver, among other things, a Subscription Agreement and a confidential purchaser questionnaire ("Questionnaire") in the form to be provided to offerees. Capitalized terms used herein, unless otherwise defined or unless the context otherwise indicates, shall have the same meanings provided in the Offering Documents.

     1. Appointment of Placement Agents.

          (a) Commonwealth and Gruntal are hereby appointed exclusive Placement Agents of the Company (subject to their right to have selected dealers ("Selected Dealers") in good standing with the National Association of Securities Dealers ("NASD") participate in the Placements) for the purposes of assisting the Company in finding qualified Subscribers for the Placements.

          (b) The offering period for the Bridge Financing shall commence on the date the Term Sheet is delivered to the Placement Agents and shall continue until April 16, 2001, unless extended by up to 30 days by mutual agreement of the Company and the Placement Agents; provided, however, that the Placement Agents shall have the right to the 30-day extension if 50 Units have been subscribed for prior to April 12, 2001. The offering period for the Private Placement shall commence on the day the Offering Documents are first made available by the Company for delivery in connection with the offering for sale of the Securities and shall continue until the earlier to occur of: (i) the sale of all of the Securities; or (ii) May 31, 2001 (the "Placement Termination Date").

          (c) Subject to the performance by the Company of all of its obligations to be performed under this Agreement and to the completeness and accuracy of all representations and warranties of the Company contained in this Agreement, each Placement Agent hereby accepts such agency and agrees to use its best efforts to assist the Company in finding qualified subscribers for the Placements. It is understood that the Placement Agents have no commitment

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

to sell the Units or the Securities. The agency of the Placement Agents hereunder is not terminable by the Company prior to the Placement Termination Date.

          (d) Subscriptions for Units and Securities shall be evidenced by the execution by Subscribers of a Subscription Agreement. No Subscription Agreement shall be effective unless and until it is accepted by the Company. The Placement Agents shall not have any obligation to independently verify the accuracy or completeness of any information contained in any Subscription Agreement or the authenticity, sufficiency, or validity of any check delivered by any prospective investor in payment for Units or Securities.

          (e) The Placement Agents and/or their affiliates may be investors in the Placements.

     2. Representations and Warranties of the Company. The Company represents and warrants to each Placement Agent and each Selected Dealer, if any, as follows:

          (a) Securities Law Compliance. The offer, offer for sale, and sale of the Units and the Securities have not been registered with the United States Securities and Exchange Commission (the "SEC"). The Units and Securities are to be offered, offered for sale and sold in reliance upon the exemptions from the registration requirements of Section 5 of the 1933 Act. The Company will use its best efforts to conduct the Placements in compliance with the requirements of Regulation D of the General Rules and Regulations under the 1933 Act, and the Company will file all appropriate notices of offering with the SEC. The Company has prepared the Offering Documents. The Offering Documents will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. If at any time prior to the completion of the Placements or other termination of this Agreement any event shall occur as a result of which it might become necessary to amend or supplement the Offering Documents so that they do not include any untrue statement of any material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then existing, not misleading, the Company will promptly notify you and will supply you with amendments or supplements correcting such statement or omission. The Company will also provide the Placement Agents for delivery to all offerees and purchasers and their representatives, if any, any information, documents and instruments which the Placement Agents deems reasonably necessary to comply with applicable state and federal law.

          (b) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of New Jersey and has all requisite corporate power and authority to own and lease its properties, to carry on its business as currently conducted and as described in the Offering Documents, to execute and deliver this Agreement and to carry out the transactions contemplated by this Agreement, as appropriate, and is duly licensed or qualified to do business as a foreign corporation in New York and in each other jurisdiction in which the conduct of its business or ownership or leasing of its properties requires it to be so qualified, except where the failure to be so licensed or qualified would not, in the aggregate, have a material adverse effect on the business or financial condition of the Company (a "Material Adverse Effect").

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


          (c) Capitalization. The authorized, issued and outstanding capital stock of the Company as of February 28, 2001 is as set forth in the Term Sheet. All issued and outstanding shares of the Company are validly issued, fully paid and nonassessable and such shares have not been issued in violation of the preemptive rights of any stockholder of the Company. Except as set forth in Schedule 2(c) to this Agreement, all prior sales of securities of the Company were either registered under the 1933 Act and applicable state securities laws or exempt from such registration, and no security holder has any rescission rights with respect thereto.

          (d) Warrants, Preemptive Rights, Etc. Except as set forth in or contemplated by the Term Sheet, there are not, nor will there be immediately after the Closing (as hereinafter defined), any outstanding warrants, options, agreements, convertible securities, preemptive rights to subscribe for or other commitments pursuant to which the Company is, or may become, obligated to issue any shares of its capital stock or other securities of the Company and neither of the Placements will cause any anti-dilution adjustments to such securities or commitments except as set forth in Schedule 2(d) to this Agreement.

          (e) Subsidiaries and Investments. Other than as set forth in Schedule 2(e) to this Agreement, the Company has no subsidiaries and the Company does not own, directly or indirectly, any capital stock or other equity ownership or proprietary interests in any other corporation, association, trust, partnership, joint venture or other entity.

          (f) Financial Statements. The financial statements included in the Company's filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise provided to investors in connection with the Offering Documents are hereinafter referred to collectively as the "Financial Statements." The Financial Statements have been prepared in conformity with generally accepted accounting principles ("GAAP") consistently applied and show all material liabilities, absolute or contingent, of the Company required to be recorded thereon and present fairly the financial position and results of operations of the Company as of the dates and for the periods indicated.

          (g) Absence of Changes. Since the date of the Financial Statements, except with respect to the contemplated restatement of the Company's 1999 financial statements or other matters of which the Company has notified you in writing, the Company has not incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the business of the Company, and there has not been any change in the capital stock (other than as a result of security conversions and exercises) of, or any incurrence of long-term debt by, the Company, or any issuance of options, warrants or other rights to purchase the capital stock of the Company, or any adverse change or any development involving, so far as the Company can now reasonably foresee, a prospective adverse change in the condition (financial or otherwise), net worth, results of operations, business, key personnel or properties that would be material to the business or financial condition of the Company, and the Company has not become a party to, and neither the business nor the property of the Company has become the subject of, any material litigation whether or not in the ordinary course of business.

          (h) Title. The Company has good and marketable title to all properties and assets owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are

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

not significant or important in relation to the Company's business; all of the material leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee or sublessee are in full force and effect, and the Company is not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no material claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continued possession of the leased or subleased premises or assets under any such lease or sublease. The Company owns or leases all such properties as are necessary to its operations as described in the Offering Documents.

          (i) Proprietary Rights. The Company owns or possesses enforceable rights to use all patents, patent applications, trademarks, service marks, copyrights, trade secrets, processes, formulations, technology or know-how used in or necessary for the conduct of its business (the "Proprietary Rights"). The Company has not received any notice of any claims, nor does it have any knowledge of any threatened claims, and knows of no facts which would form the basis of any claim, asserted by any person to the effect that the sale or use of any product or process now used or offered by the Company or proposed to be used or offered by the Company infringes on any patents or infringes upon the use of any such Proprietary Rights of another person and, to the best of the Company's knowledge, no others have infringed the Company's Proprietary Rights.

          (j) Litigation. Other than as set forth in Schedule 2(j) hereto, there is no material action, suit, investigation, customer complaint, claim or proceeding at law or in equity by or before any arbitrator, governmental instrumentality or other agency now pending or, to the knowledge of the Company, threatened against the Company (or basis therefor known to the Company), the adverse outcome of which would have a Material Adverse Effect. The Company is not subject to any judgment, order, writ, injunction or decree of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign that have a Material Adverse Effect.

          (k) Non-Defaults; Non-Contravention. The Company is not in violation of or default under, nor will the execution and delivery of this Agreement, any of the Offering Documents, the Notes, the warrant agreement among the Company, American Stock Transfer & Trust Company and the Placement Agents (the "Warrant Agreement"), the agreement regarding mergers, sales and other transactions between the Company and the Placement Agents (the "Sale/Transaction Agreement"), the agreement regarding transactions with SPS Commerce Inc. (the "SPS Agreement"), the fund escrow agreement between the Company and American Stock Transfer & Trust Company (the "Escrow Agreement"), the Loan Commitment Letter, the security agreement between the Company and ComVest (the "Security Agreement") or the stock pledge agreement between the Company and ComVest (the "Stock Pledge Agreement") or consummation of the transactions contemplated herein or therein result in a violation of or constitute a default in the performance or observance of any obligation under: (i) its Certificate of
Incorporation or its By-laws, as amended to date; or (ii) any indenture, mortgage, contract, material purchase order or other agreement or instrument to which the Company is a party or by which it or its property is bound; or (iii) any order, writ, injunction or decree of any court of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and there exists no condition, event or act that constitutes, nor that after notice, the lapse of time or both, could constitute a default under any of the foregoing.

          (l) Taxes. The Company has filed all federal, state, local and foreign tax returns that are required to be filed by it or otherwise met its disclosure obligations to the relevant agencies and all such returns are true and correct. The Company has paid or adequately provided for all tax liabilities of the Company as reflected on such returns or pursuant to any assessments received by it or that it is obligated to withhold from amounts owing to any employee, creditor or third party. The Company has properly accrued all taxes required to be accrued by GAAP consistently applied. The tax returns of the Company have never been audited by any state, local or federal authorities. The Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency.

          (m) Compliance With Laws; Licenses, Etc. The Company has not received notice of any violation of or noncompliance with any federal, state, local or foreign, laws, ordinances, regulations and orders applicable to its business that has not been cured. The Company has all licenses and permits and other governmental certificates, authorizations and permits and approvals (collectively, "Licenses") required by every federal, state and local government or regulatory body for the operation of its business as currently conducted and the use of its properties. The Licenses are in full force and effect and to the Company's knowledge no violations currently exist in respect of any License and no proceeding is pending or threatened to revoke or limit any thereof.

          (n) Authorization of Agreement, Etc. This Agreement has been duly and validly authorized, executed and delivered by the Company and the execution, delivery and performance by the Company of this Agreement, the Subscription Agreements, the Notes, the Warrant Agreement, the Sale/Transaction Agreement, the SPS Agreement, the Escrow Agreement, the Loan Commitment Letter, the Security Agreement and the Stock Pledge Agreement have been duly authorized by all requisite corporate action by the Company and when delivered, constitute or will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, subject to applicable laws regarding insolvency and to principles of equity.

          (o) Authorization of Notes, Warrants Etc. The issuance, sale and delivery of the Notes, the Warrants, the Preferred Stock, the Agents' Options (as defined herein) and the Loan Warrants have been duly authorized by all requisite corporate action of the Company. When so issued, sold and delivered in accordance with the Offering Documents for the consideration set forth therein, the Notes, the Warrants, the Preferred Stock, the Agents' Options and the Loan Warrants will be duly executed, issued and delivered and will constitute valid and legal obligations of the Company enforceable in accordance with their respective terms and, in each case, will not be subject to preemptive or any other similar rights of the stockholders of the Company or others which rights shall not have been waived prior to the initial closing of the Bridge Financing (the "Initial Bridge Closing").

          (p) Authorization of Reserved Shares. The issuance, sale and delivery by the Company of the shares of Preferred Stock issuable upon conversion of the Notes and the shares of Common Stock issuable upon conversion or exercise of the Notes, the Warrants, the Preferred

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

Stock, the Agents' Options and the Loan Warrants (the "Reserved Shares") have been duly authorized by all requisite corporate action of the Company, and the Reserved Shares have been duly reserved for issuance upon exercise of all or any of the Warrants, the Agent's Options and the Loan Warrants and conversion of all or any of the Notes and Preferred Stock and when so issued, sold, paid for and delivered for the consideration set forth in the Offering Documents, the Reserved Shares will be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive or any other similar rights of the stockholders of the Company or others which rights shall not have been waived prior to the Initial Bridge Closing.

          (q) Exemption from Registration. Assuming (i) the accuracy of the information provided by the respective Subscribers in the Subscription Documents and (ii) that each Placement Agent has complied in all material respects with the provisions of Regulation D promulgated under the 1933 Act, the offer and sale of the Units and the Securities pursuant to the terms of this Agreement are exempt from the registration requirements of the 1933 Act and the rules and regulations promulgated thereunder. The Company is not disqualified from the exemption under Regulation D by virtue of the disqualifications contained in Rule 505(b)(2)(iii) or Rule 507 promulgated thereunder.

          (r) Registration Rights. Except with respect to holders of the Units, the Notes, the Warrants, the Preferred Stock, the Agents' Options and the Loan Warrants, holders of the Securities and otherwise as set forth on Schedule 2(r) to this Agreement, no person has any right to cause the Company to effect the registration under the 1933 Act of any securities of the Company. The Company shall grant registration rights under the 1933 Act to the investors in the Bridge Financing and/or their transferees as more fully described in the Subscription Agreement.

          (s)  Brokers.   Neither   the   Company  nor   any  of  its  officers,
directors, employees or stockholders has employed any broker or finder in connection with the transactions contemplated by this Agreement other than the Placement Agents.

          (t) Title to Securities. When certificates representing the Notes and the Warrants have been duly delivered to the purchasers participating in the Bridge Financing and the Loan Warrants have been delivered to ComVest and payment shall have been made therefor, the recipients shall receive from the Company good and marketable title to such securities free and clear of all liens, encumbrances and claims whatsoever (with the exception of claims arising through the acts or omissions of the purchasers and except as arising from applicable federal and state securities laws), and the Company shall have paid all taxes, if any, in respect of the original issuance thereof.

          (u) Compliance with Reporting Requirements. The Company is subject to Section 13 or 15(d) of Exchange Act. The Company is in compliance with the requirements of the 1933 Act and the Exchange Act, and has, except as set forth in Schedule 2 (u) hereto, timely filed all reports required to be filed pursuant to the Exchange Act. No such filing contained any untrue statement of a material fact required to be stated therein or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (v) Right of First Refusal. Except for the right of first refusal granted to Gruntal herein, no person, firm or other business entity is a party to any agreement, contract or

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

understanding,   written   or  oral  entitling   such  party to a right of first
refusal with respect to offerings by the Company.

     3. Closing; Placement and Fees.

          (a) Closing. Provided the Minimum Offering shall have been subscribed for and funds representing the sale thereof shall have cleared, the Initial Bridge Closing shall take place at the offices of Commonwealth, 830 Third Avenue, New York, New York no later than three business days following the Termination Date, which closing date may be accelerated or adjourned by agreement between the Company and the Placement Agents. At each closing of the Bridge Financing, payment for the Units issued and sold by the Company shall be made against delivery of the Notes and Warrants comprising such Units. In addition, subsequent closings of the Bridge Financing (if applicable) may be scheduled at the discretion of the Company and Placement Agents, each of which shall be deemed a "Closing" hereunder.

          (b) Conditions to Placement Agents' Obligations. The obligations of each Placement Agent hereunder with respect to the Bridge Financing will be subject to the accuracy of the representations and warranties of the Company herein contained as of the date hereof and as of each Closing, to the performance by the Company of its obligations hereunder and to the following additional conditions:

              (i) Due Qualification or Exemption. (A) The Bridge Financing will become qualified or be exempt from qualification under the securities laws of the several states pursuant to paragraph 4(d) below not later than the Closing Date, and (B) at the Closing Date no stop order suspending the sale of the Units shall have been issued, and no proceeding for that purpose shall have been initiated or threatened;

              (ii) No Material Misstatements. Neither the Blue Sky qualification materials nor the Offering Documents, nor any supplement thereto, will contain any untrue statement of a fact which in the opinion of the Placement Agents is material, or omits to state a fact, which in the opinion of the Placement Agents is material and is required to be stated therein, or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

              (iii) Compliance with  Agreements.  The Company will have complied
with   all   agreements   and   satisfied   all  conditions  on its  part  to be
performed or satisfied hereunder at or prior to each Closing;

              (iv) Corporate Action. The Company will have taken all necessary corporate action, including, without limitation, (i) obtaining the approval of the Company's Board of Directors (the "Board"), for the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and the Bridge Financing contemplated hereby; provided, however, that the Company shall only be required, as a condition to closing, to initiate obtaining the consent of the holders of the series B convertible preferred stock required for the filing of the Designation with the secretary of state of the State of New Jersey (the "Preferred Stockholder Consent");

              (v) Opinions of Counsel. The Placement Agents shall receive the opinions of Jenner & Block, LLC, counsel to the Company, and Kaufman &
Moomjian, LLC, counsel to the Company, together substantially to the effect that:

                  (A) the Company is validly existing and in good standing under the laws of the State of the New Jersey, has all requisite corporate power and authority necessary to own or hold its respective properties and conduct its business and is duly qualified or licensed to do business as a foreign corporation in New York and in each other jurisdiction in which the ownership or leasing of its properties or conduct of its business requires such qualification, except where the failure to so qualify or be licensed would not have a Material Adverse Effect;

                  (B) each of this Agreement, the Subscription Agreement, the Notes, the Sale/Transaction Agreement, the SPS Agreement, the Escrow Agreement, the Warrant Agreement, the Warrants, the Agents' Options, the Loan Commitment Letter, the Security Agreement, the Stock Pledge Agreement and the Loan Warrants has been duly and validly authorized, executed and delivered by the Company, and is the valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to any applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally and to general equitable principles;

                  (C) to such counsel's knowledge, the authorized, issued and outstanding capital stock of the Company as of the date hereof (before giving effect to the transactions contemplated by this Agreement) is as set forth in Schedule 2(c) hereto. To such counsel's knowledge, there are no outstanding warrants, options, agreements, convertible securities, preemptive rights or other commitments pursuant to which the Company is, or may become, obligated to issue any shares of its capital stock or other securities of the Company other than as set forth in Schedule 2(c). To such counsel's knowledge, all of the shares of capital stock of the Company issued subsequent to the merger of the Company and eB2B Commerce, Inc., a Delaware corporation, have been duly and validly authorized and issued, are fully paid and nonassessable and to such counsel's knowledge have not been issued in violation of the preemptive rights of any securityholder of the Company. To such counsel's knowledge, the offers and sales of such securities were either registered under the 1933 Act and applicable state securities laws or exempt from such registration requirements;

                  (D) assuming (i) the accuracy of the information provided by the Subscribers in the Subscription Documents; and (ii) that each Placement Agent has complied with the requirements of section 4(2) of the 1933 Act (and the provisions of Regulation D promulgated thereunder), the issuance and sale of the Units is exempt from the registration requirements set forth in
Section 5 of the 1933 Act;

                  (E) neither the execution and delivery of this Agreement, the Sale/Transaction Agreement, the SPS Agreement, the Subscription
Agreement, the Warrant Agreement, the Escrow Agreement, the Loan Commitment Letter, the Security Agreement, or the Stock Pledge Agreement nor compliance with the terms hereof or thereof, nor the consummation of the transactions herein or therein contemplated, nor the issuance of the Notes, the Warrants, the Preferred Stock, the Agents' Options or the Loan Warrants, has, nor will, conflict with, result in a breach of, or constitute a default under the Certificate of Incorporation or By-laws of the Company, or any material contract, instrument or document known to such counsel and identified to such counsel by the Company as material to which the Company is a party, or by which it or any of its properties is bound or violate any applicable law, rule, regulation, judgment, order or decree known to us of any governmental agency or court having jurisdiction over the Company or any of its properties or business;

                  (F) to the best of such counsel's knowledge, except as set forth in the Company's Exchange Act filings and the draft Annual Report on Form 10-K for the year ended December 31, 2000, there are no claims, actions, suits, investigations or proceedings before or by any arbitrator, court, governmental authority or instrumentality pending or, to such counsel's knowledge, threatened against or affecting the Company or involving the properties of the Company that might materially and adversely affect the business, properties or financial condition of the Company or that might materially adversely affect the transactions or other acts contemplated by this Agreement or the validity or enforceability of this Agreement; and

                  (G) such counsel has reviewed the Term Sheet, excluding exhibits thereto, and the draft Annual Report on Form 10-K for the year ended December 31, 2000 and nothing has come to the attention of such counsel to cause them to have reason to believe that such documents contained any untrue statement of a material fact required to be stated therein or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading (except for the financial statements, notes thereto and other financial information and statistical data contained therein, as to which such counsel need express no opinion).

              (vi) Officers' Certificate. The Placement Agents shall receive a certificate of the Company, signed by the Chief Executive Officer and Chief Financial Officer thereof, that (i) the representations and warranties contained in Section 2 hereof are true and accurate in all material respects at such closing with the same effect as though expressly made at such closing and
(ii) the Company has no outstanding debt other than accounts payable and capital lease obligations other than as set forth in such certificate.

              (vii) Additional Agreements.   The  Placement  Agents  shall  have
received   duly   executed   copies   of   the  Warrant   Agreement,   the  Sale
Transaction Agreement, the SPS Agreement and the Escrow Agreement.

              (viii)  Irrevocable Proxies. Each of the officers and directors of the Company shall deliver an irrevocable proxy granting Commonwealth a proxy to vote their shares for the election of directors solely for the purpose of enforcing Commonwealth's rights described in Section 4(l) hereof.

              (ix) Lock-Up Agreement. Commonwealth, as agent for the Placement Agents, shall receive an agreement from Peter J. Fiorillo, a principal shareholder of the Company, to the effect that such individual shall not sell, assign or transfer any of his securities of the Company already subject to a prior lock-up agreement for a period of one year from the Initial Bridge Closing, such securities to equal 50% of the securities held by such individual.

          (c) Blue Sky. Counsel to the Placement Agents will prepare and file the necessary documents so that offers and sales of the securities to be offered in the Placements may be made in certain jurisdictions. It is understood that such filings may be based on or rely upon: (i) the representations of each Subscriber set forth in the Subscription Agreement delivered by such Subscriber;
(ii) the representations,  warranties and agreements of the Company set forth in
Section 2 of this Agreement; and (iii) the representations of the Company set forth in the certificate to be delivered at each closing pursuant to paragraph
(vi) of Section 3(b).

          (d) Placement Fee and Expenses.

              (i) Bridge Financing. Simultaneously with payment for and delivery of the Units at the closing of the Bridge Financing, the Company shall (A) pay to the Placement Agents a placement fee equal to 10% of the aggregate purchase price of the Units sold in the Bridge Financing, (B) reimburse all accountable expenses of the Placement Agents in connection with the Bridge Financing as provided in Section 4(b) hereunder, and (C) issue to the Placement Agents or its designees five-year options (the "Agents' Options") to purchase that number of Units as equals 15% of the Units issued to investors in the Bridge Financing at a price equal to $100,000 per Unit; provided, however, that with respect to Units purchased in the Bridge Financing by any investor introduced by the Company to the Placement Agents and for whom the Company is obligated to pay a finder's fee to an unrelated third party, the Company shall
(A) pay to the Placement Agents a placement fee equal to 7% of the aggregate purchase price of the Units sold to such investors and (B) issue to the Placement Agents or its designees Agents' Options to purchase that number of Units as equals 10% of the Units issued to such investors at a price equal to $100,000. The Company shall also pay all expenses in connection with the qualification of the Units under the securities or Blue Sky laws of the states which the Placement Agents shall designate, including legal fees and filing fees.

              (ii) Private Placement. Simultaneously with payment for and delivery of the Securities at each closing of the Private Placement, the Company shall (A) pay to the Placement Agents a placement fee equal to 7% of the aggregate purchase price of the Securities sold in the Private Placement, (B) reimburse all accountable expenses of the Placement Agents in connection with the Private Placement as provided in Section 4(b) hereunder, and (C) issue to the Placement Agents or its designees five-year warrants (the "Agents' Warrants") to purchase that number of Securities as equals 10% of the Securities issued to investors in the Private Placement upon terms and at a price substantially identical to the Securities purchased by and/or issued or granted to the investors in the Private Placement. The Company shall also pay all expenses in connection with the qualification of the Securities under the securities or Blue Sky laws of the states which the Placement Agents shall designate, including legal fees and filing fees.

              (iii) Sale/Purchase Transaction. If at any time prior to the Placement Termination Date, the Company chooses to enter into any other transaction, including the sale of any securities or assets or the Company or the purchase of any securities or assets of another Company other than in the ordinary course of business, any merger, consolidation, exchange offer, recapitalization or other combination thereof (a "Sale/Purchase Transaction") or any other transaction the parties hereto may mutually agree to undertake in writing, upon the closing of the Sale/Purchase Transaction or such other transaction, the Company shall pay to the Placement

Agents a transaction fee equal to 3% of the consideration received or paid by the investors in the Sale/Purchase Transaction or such other transaction, such consideration to be inclusive of all cash, securities, notes, consulting agreements, agreements not to compete, the total value of liabilities assumed, contingent payments, payments made in installments and consideration paid for assets owned by affiliates of the Company.

              (iv) Equity Line of Credit. If at any time prior to the Placement Termination Date, the Company enters into an agreement for an equity line of credit (the "Equity Line"), the Company shall pay to the Placement Agents a placement fee equal to 5% of the actual loan amount upon each draw down of the Equity Line.

              (v)  Allocation of Fees. The fees and expenses under this Section
3(d),  and   under  Sections  4(b)  hereof,   shall   be   allocated     between
Commonwealth and Gruntal in the following manner:

                  (A) Bridge Financing. With respect to the 10% placement fee paid by the Company to the Placement Agents, 7% shall be considered a sales concession, all of which the Company shall pay to that Placement Agent who introduced the investor to the Company, and the remaining 3% of which the Company shall evenly divide between the Placement Agents, paying 50% to Gruntal and 50% to Commonwealth. With respect to the 15% Agents' Options, the Company shall issue 10% to that Placement Agent who introduced the investor to the Company, and the Company shall evenly divide the remaining 5% between the Placement Agents, issuing 50% of the remaining Agents' Options to Gruntal and/or its designees and 50% of the remaining Agents' Options to Commonwealth and/or its designees.

                  (B) Private Placement. With respect to the 7% placement fee to be paid to the Placement Agents in the Private Placement, the Company shall pay 5.25% of such fee to that Placement Agent who introduced the investor to the Company, and the Company shall pay 1.75% of such fee to the other Placement Agent. The Company shall allocate the Agents' Warrants between Commonwealth and Gruntal on the same basis as the placement fee (i.e., 75% of the Agents' Warrants to that Placement Agent who introduced the investor to the Company and 25% of the Agents' Warrants to the other Placement Agent).

                  (C) Sales/Purchase Transaction, Equity Line of Credit and Break-Up Fee. Any fees derived from a Sale/Purchase Transaction, an Equity Line or the Break-Up Fee (as defined herein) shall be paid 50% to Gruntal and 50% to Commonwealth.

              (vi) Interest. In the event that for any reason the Company shall fail to pay to the Placement Agents all or any portion of the fees payable hereunder when due, interest shall accrue and be payable on the unpaid cash balance due hereunder from the date when first due through and including the date when actually collected by the Placement Agents, at a rate equal to four percent above the prime rate of Citibank, N.A., in New York, New York, computed on a daily basis and adjusted as announced from time to time.

          (e)  Bring-Down  Opinions  and  Certificates.  If there  is more  than one Closing, then at each such Closing there shall be delivered to the Placement Agents updated opinion and certificate as described in (v) and (vi) of
Section 3(b) above, respectively.

          (f) No Adverse Changes. There shall not have occurred, at any time prior to the applicable closing (i) any domestic or international event, act or occurrence has materially disrupted, or in the Placement Agents' opinion will in the immediate future materially disrupt, the securities markets; (ii) a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange or the Nasdaq - Amex Stock Exchange or in the over-the-counter market; (iii) any outbreak of major hostilities or other national or international calamity; (iv) any banking moratorium declared by a state or federal authority; (v) any moratorium declared in foreign exchange trading by major international banks or other persons; (vi) any material interruption in the mail service or other means of communication within the United States; (vii) any material adverse change in the business, properties, assets, results of operations, or financial condition of the Company; or (viii) any change in the market for securities in general or in political, financial, or economic conditions which, in the Placement Agents' reasonable judgment, makes it inadvisable to proceed with the Placement.

     4. Covenants of the Company.

          (a) Use of Proceeds. The net proceeds of the Bridge Financing will be used for general working capital purposes. The Company shall not use any of the proceeds from the Placements to repay any indebtedness of the Company (other than trade payables in the ordinary course), including but not limited to indebtedness to any current executive officers, directors or principal stockholders of the Company.

          (b) Expenses of Offering. The Company shall be responsible for, and shall bear all expenses directly incurred in connection with, the proposed Placements including, but not limited to, (i) legal fees of the Company's counsel relating to the costs of preparing the Offering Documents and all amendments, supplements and exhibits thereto and preparing and delivering all Placement Agent and selling documents, Notes and Warrant certificates; and (ii) blue sky fees, filing fees and the fees and disbursements of Placement Agents' counsel in connection with blue sky matters (the "Company Expenses"). In addition, the Company shall reimburse the Placement Agents for all of their out-of-pocket expenses incurred in connection with the Placement, including, without limitation the Placement Agents' mailing, printing, copying, telephone, travel, background searches, due diligence investigations, legal and consulting fees or other similar expenses (the "Placement Agents' expenses") up to a maximum of $250,000 for the Placements.

          If the Company decides not to proceed with the Bridge Financing for any reason or if the Placement Agents decide not to proceed with the Bridge Financing because of a material breach by the Company of its representations, warranties, or covenants in this Agreement or as a result of material adverse changes in the affairs of the Company, then in addition to any rights the Placement Agents may have at law or in equity, the Company will be obligated to
(i) pay the Placement Agents any and all compensation previously received by or owed to the Placement Agents, (ii) pay the Placement Agents a financial advisory and structuring fee of $250,000 (the "Break-Up Fee"), and (iii) reimburse the Placement Agents for the Placement Agents' expenses as set forth above, provided that the Company will not be obligated to pay the Placement Agents such Break-Up Fee in the event that the Bridge Financing is not consummated as a result of (i) a Sale/Purchase Transaction in which the Placement Agents are acting as mutual financial advisors of the Company and receive fees set forth in Section 3(d)(iii) above, or (ii) the Private Placement in which case any fees paid to the Placement Agents in connection with the Placement will be credited against the Break-Up Fee. The Placement Agents shall have no liability to the Company for any reason should the Placement Agents choose not to proceed with the Placements contemplated hereby.

          (c) Notification. The Company shall notify the Placement Agents immediately, and in writing, (i) when any event shall have occurred during the period commencing on the date hereof and ending on the Termination Date as a result of which the Offering Documents would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) of the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification or registration of the Units, or of any exemption from such registration or qualification, in any jurisdiction. The Company will use its best efforts to prevent the issuance of any such modification, rescission, withdrawal or suspension and, if any such modification, rescission, withdrawal or suspension is issued and you so request, to obtain the lifting thereof as promptly as possible.

          (d) Blue Sky. The Company will use its best efforts to qualify or register the securities to be offered in the Placement for offering and sale under, or establish an exemption from such qualification or registration under, the securities or "blue sky" laws of such jurisdictions as you may reasonably request; provided however, that the Company will not be obligated to qualify as a dealer in securities in any jurisdiction in which it is not so qualified. The Company will not consummate any sale of securities pursuant to the Placements in any jurisdiction in which it is not so qualified or in any manner in which such sale may not be lawfully made.

          (e) Form D Filing. The Company shall file five copies of a Notice of Sales of Securities on Form D with the SEC no later than 15 days after the first sale of the Units and no later than 15 days after the first sale of the Securities. The Company shall file promptly such amendments to such Notices on Form D as shall become necessary and shall also comply with any filing requirement imposed by the laws of any state or jurisdiction in which offers and sales are made. The Company shall furnish the Placement Agents with copies of all such filings.

          (f) Press Releases, Etc. The Company shall not, during the period commencing on the date hereof and ending on the Placement Termination Date, issue any press release or other communication, or hold any press conference with respect to the Company, its financial condition, results of operations, business, properties, assets, or liabilities, without the prior consent of the Placement Agents, which consent shall not be unreasonably withheld, provided, however, the Company may issue any such releases which in the reasonable opinion of counsel to the Company are required for compliance. Furthermore, the Company shall not at any time include information with respect to the Placements or use the Placement Agents' names in any press release, advertisement or on any website maintained by the Company without the prior written consent of the Placement Agents, which consent, with respect to information regarding the Placements only, shall not be unreasonably withheld.

          (g) Transmittal Letters. Within five days after each closing of the Placements, the Placement Agents shall receive copies of all letters from the Company to the investors transmitting the securities sold in such Placement and shall receive a letter from the Company confirming transmittal of the securities to the investors.

          (h) Right of First Refusal. Notwithstanding anything herein to the contrary, the provisions of this Section 4(h) should be read in conjunction with the final sentence hereof. For the one-year period commencing on the closing of the later of the Bridge Financing, the Private Placement, a Sales/Purchase Transaction or any other transaction contemplated by this Agreement, both of Commonwealth and Gruntal shall have the right of first refusal (the "Right of First Refusal") for a period of one year from the date of such termination to act as exclusive placement agent, underwriter or financial advisor in connection with any Sale/Purchase Transaction, any public offering, any Rule 144A offering or any private placement of the Company's securities on terms and conditions customary to the Placement Agent and reflecting industry standards for similar transactions; provided that Gruntal and/or Commonwealth may decline such engagement each in its sole and absolute discretion at any time. Accordingly, if during such period the Company intends to engage in any Sale/Purchase
Transaction, any public offering, any Rule 144A offering or any private placement of its securities, the Company shall notify Gruntal and Commonwealth in writing of such intention and of the proposed terms of the transaction. The Company shall thereafter promptly furnish Gruntal and Commonwealth with such information concerning the business, condition and prospects of the Company as either may reasonably request. If within 15 business days of the mailing by registered mail addressed to Gruntal and Commonwealth of such notice of intention and statement of terms it does not accept in writing such offer to act as underwriter or agent with respect to such offering or investment banker with respect to such transaction, upon the terms proposed, the Company shall be free to negotiate terms with other underwriters or agents with respect to such offering and investment banker with respect to such transaction, and to effect such offering or transaction on such proposed terms. Before the Company shall accept any proposal less favorable to the Company from such underwriter or agent or investment banker or if such transaction is not consummated within six (6) months, the preferential right of Gruntal and Commonwealth shall be reinstated and the same procedure with respect to such modified proposal as provided above shall be adopted.. The failure by Gruntal or Commonwealth to exercise its Right of First Refusal in any particular instance shall not affect in any way such right with respect to any other subsequent transaction. In addition to the foregoing Right of First Refusal, in the event that any of the following events shall occur, Gruntal and Commonwealth shall have only rights of participation on the terms set forth below: (i) if the Company seeks to raise more than $15 million but less than $30 million in gross proceeds in a public offering, then Gruntal shall have the right to participate as a co-manager of such public offering and shall be entitled to receive not less than 50% of any fees and other consideration paid in connection with such public offering, and (ii) if the Company seeks to raise more than $30 million in gross proceeds in a public offering, then Gruntal shall have the right to participate as a co-manager in such public offering and shall be entitled to receive not less than 25% of any fees and other consideration paid in connection therewith. The terms of such engagements shall be set forth in separate agreements and may be subject to, among other things, satisfactory completion of due diligence by Gruntal and Commonwealth, market conditions, the absence of adverse changes to the Company's business or financial condition, approval of Gruntal's and Commonwealth's internal committees and any other conditions that Gruntal and/or Commonwealth may deem appropriate for any transactions of such nature. Notwithstanding the foregoing, the provisions of this Section 4(h) shall only be for the benefit of Gruntal with respect to a public offering of the Company's securities.

          (i) Designation  Filing.   The  Company shall immediately upon receipt
of  the  Preferred  Stockholder  Consent,  file   the   Designation   with   the
secretary of state of the State of New Jersey.

          (j) Executive Compensation. The compensation of the Company's executive officers shall not increase during the three-year period following the Initial Bridge Closing without the approval of a majority of the independent members of the Company's Board.

          (k) Shareholder Meeting. The Company shall use its best efforts to obtain shareholder approval of the Bridge Financing on or before July 31, 2001; provided, however, that in no event shall a meeting of shareholders for such purpose be held later than September 30, 2001.

          (l) Board Designees. In the event the Bridge Financing is completed, the Company agrees that until such time as the Preferred Stock has converted into Common Stock pursuant to the terms of the automatic conversion features set forth in the Designation or there is otherwise less than 20% of the originally issued shares of Preferred Stock outstanding, Commonwealth shall have the right to appoint two additional members of the Board; provided, however, that Commonwealth agrees that it may only designate one of such additional directors until such time as the holders of the Company's Series B Convertible Preferred Stock no longer have the right to designate a director. Any director designated by Commonwealth may be replaced at any time. In addition, in the event that any director designated by Commonwealth resigns or for any reason no longer serves as a director, then Commonwealth shall designate a replacement for such director.

     5. Indemnification.

          (a) The Company agrees to indemnify and hold harmless each Placement Agent and each Selected Dealer, if any, and their respective shareholders, directors, officers, agents and controlling persons (an "Indemnified Party") against any and all loss, liability, claim, damage and expense whatsoever (and all actions in respect thereof), and to reimburse each Placement Agent for reasonable legal fees and related expenses as incurred (including, but not limited to the costs of investigating, preparing or defending any such action or claim whether or not in connection with litigation in which either Placement Agent is a party and the costs of giving testimony or furnishing documents in response to a subpoena or otherwise), arising out of any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which the were made, not misleading, provided, however, that the Company shall not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement of a material fact or alleged untrue statement or a material fact provided by either Placement Agent in writing to the Company specifically for use in the Offering Documents, or arises out of or is based upon the gross negligence of either Placement Agent or any of its shareholders, directors, officers, employees or controlling persons;

          (b) The Company agrees to indemnify and hold harmless an Indemnified Party to the same extent as the foregoing indemnity, against any and all loss, liability, claim, damage and

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

expense whatsoever directly arising out of the exercise by any person of any right under the 1933 Act or the 1934 Act or the securities or Blue Sky laws of any state on account of violations of the representations, warranties or agreements set forth in Section 2 hereof.

          (c) Promptly after receipt by an Indemnified Party under this Section of notice of the commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against the Company under this Section, notify in writing the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability which it may have to the Indemnified Party otherwise than under this Section except to the extent the defense of the claim is prejudiced. In case any such action is brought against an Indemnified Party, and it notifies the Company of the commencement thereof, the Company will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Company to the Indemnified Party of its election so to assume the defense thereof, the Company will not be liable to the Indemnified Party under this Section for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation (provided the Company has been advised in writing that such investigation is being undertaken). The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Company if the Company has assumed the defense of the action with counsel reasonably satisfactory to the Indemnified Party; provided that the fees and expenses of such counsel shall be at the expense of the Company if (i) the employment of such counsel has been specifically authorized in writing by the Company or (ii) the named parties to any such action (including any impleaded parties) include both the Indemnified Party or Parties and the Company and, in the reasonable judgment of counsel for the Indemnified Party, it is advisable for the Indemnified Party or Parties to be represented by separate counsel due to an actual conflict of interest (in which case the Company shall not have the right to assume the defense of such action on behalf of an Indemnified Party or Parties), it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all the Indemnified Parties. No settlement of any action against an Indemnified Party shall be made unless such an Indemnified Party is fully and completely released in connection therewith.

     6. Contribution.

          To provide for just and equitable contribution, if (i) an Indemnified Party makes a claim for indemnification pursuant to Section 5 but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the 1933 Act, the 1934 Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any officer, director, employee or agent for the Company, or any controlling person of the Company), on the one hand, and the Placement Agents and any Selected Dealers (including for this purpose any contribution by or on behalf of an indemnified party), on the other hand, shall

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


contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agents and the Selected Dealers, on the other hand; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Placement Agents and the Selected Dealers in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. In no case shall the Placement Agents or a Selected Dealer be responsible for a portion of the contribution obligation in excess of the compensation received by it pursuant to Section 3 hereof or the Selected Dealer Agreement, as the case may be. No person guilty of a fraudulent misrepresentation shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person, if any, who controls a Placement Agent or a Selected Dealer within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act and each officer, director, stockholder, employee and agent of a Placement Agent or a Selected Dealer, shall have the same rights to contribution as the Placement Agent or the Selected Dealer, and each person, if any who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act and each officer, director, employee and agent of the Company, shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 6. Anything in this Section 6 to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This
Section 6 is intended to supersede any right to contribution under the 1933 Act, the 1934 Act, or otherwise.

     7. Miscellaneous.

          (a) Survival. Any termination of the Placements without consummation thereof shall be without obligation on the part of any party except that the indemnification provided in Section 5 hereof and the contribution provided in
Section 6 hereof shall survive any termination and shall survive the final Closing of the Placements for a period of five years.

          (b) Representations, Warranties and Covenants to Survive Delivery. The respective representations, warranties, indemnities, agreements, covenants and other statements as of the date hereof shall survive execution of this Agreement and delivery of the Units and the Securities and the termination of this Agreement for a period of three years after such respective event.

          (c) No Other Beneficiaries. This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and no other person, firm or corporation shall have any third-party beneficiary or other rights hereunder.

          (d) Governing Law; Resolution of Disputes. This Agreement shall be governed by and construed in accordance with the law of the State of New York without regard to conflict of law provisions. The Placement Agents and the Company will attempt to settle any claim or controversy arising out of this Agreement through consultation and negotiation in good faith and a spirit of mutual cooperation. Should such attempts fail, then the dispute will be mediated by a mutually acceptable mediator to be chosen by the Placement Agents and the Company within 15 days after written notice from either party demanding mediation. Neither party may unreasonably withhold consent to the selection of a mediator, and the parties will share the costs of the mediation equally. Any dispute which the parties cannot resolve through negotiation or mediation within six months of the date of the initial demand for it by one of the parties may then be submitted to the courts for resolution. The use of mediation will no be construed under the doctrine of latches, waiver or estoppel to affect adversely the rights of either party. Nothing in this paragraph will prevent either party from resorting to judicial proceedings if (a) good faith efforts to resolve the dispute under these procedures have been unsuccessful or (b) interim relief from a court is necessary to prevent serious and irreparable injury.

          (e) Counterparts. This Agreement may be signed in counterparts with the same effect as if both parties had signed one and the same instrument.

          (f) Notices. Any communications specifically required hereunder to be in writing, if sent to the Placement Agents, will be sent by overnight courier providing a receipt of delivery or by certified or registered mail to them at Commonwealth Associates, 830 Third Avenue, New York, New York 10022,
Att: Carl Kleidman, with a copy to Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154, Att: Fran Stoller and if sent to the Company, will be sent by overnight courier providing a receipt of delivery or by certified or registered mail to it at 757 Third Avenue, Suite 302, New York, New York 10017, Att: John
J. Hughes, Jr., with a copy to Jenner & Block, One IBM Plaza, Chicago, Illinois 60611-3608, Att: Tom Monson.

          (g) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the matters herein referred and supersedes all prior agreements and understandings, written and oral, between the parties with respect to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived or terminated orally, except by an instrument in writing signed by the party against which enforcement of the change, waiver or termination is sought.

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


          If you find the foregoing is in accordance with our understanding, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between us.

                                        Very truly yours,

                                        EB2B COMMERCE, INC..



                                        By:   /s/ Alan Andreini
                                           ----------------------------------
                                           Name:  Alan Andreini
                                           Title: Chief Executive Officer

Agreed:

COMMONWEALTH ASSOCIATES, L.P.

     By: Commonwealth Associates Management Company, Inc.,
         its general partner

    By:     /s/ Joseph Wynne
        --------------------------------
        Name: Joseph Wynne
        Title: Chief Financial Officer

GRUNTAL & CO., LLC

     By:


     By:   /s/ William J. McCluskey
        --------------------------------
        Name:   William J. McCluskey
        Title:  Senior Managing Director


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